KOST LEVARY AND FORER


          January 21, 1994



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the Amendment No. 2 to the registration statement on FORM S-2 (File-No. 33-51023) of Ampal American-Israel Corporation of our report on the consolidated financial statements of Industrial Buildings Corporation Ltd., dated April 28, 1993, included in Ampal American-Israel Corporation's Form 10-K for the year ended December 31, 1992, and to all references to our firm included in such registration statement.


          Yours truly,

          KOST LEVARY AND FORER.
          Certified Public Accounts (Isr.)